EXHIBIT 10.10

May 9, 2006



Ironclad Performance Wear Corporation
1111 East El Segundo Blvd.
El Segundo, CA 90245

Ladies and Gentlemen:

         The undersigned understands that Ironclad Performance Wear Corporation ("IRONCLAD") will merge with and into Ironclad Merger Corporation ("MERGERCO"), a wholly-owned subsidiary of Europa Trade Agency Ltd. ("EUTA"), and all holders of the capital stock of Ironclad Performance Wear Corporation will exchange their shares of Ironclad for shares in EUTA (the "MERGER"). The undersigned further understands that Brean Murray, Carret & Co. ("BMC") and GP Group, LLC ("GP") are acting as co-placement agents in connection with the Equity Financing (as defined in the Agreement and Plan of Merger by and among EUTA, Mergerco and Ironclad) to be completed concurrently with, and as a condition to, the Merger. The undersigned is the holder of or is entitled to receive: (i) shares of common stock and/or preferred stock of Ironclad ("IRONCLAD CAPITAL STOCK"), (ii) warrants to purchase shares of Ironclad Capital Stock; and/or (iii) warrants to purchase shares of shares of Common Stock of EUTA, par value $0.001 per share ("EUTA COMMON STOCK"). At the effective time of the Merger: (i) any shares of Ironclad Capital Stock held or owned by the undersigned will be converted into the right to receive shares of EUTA Common Stock; and (ii) any warrants to purchase Ironclad Capital Stock will be converted into the right to receive warrants to purchase shares of EUTA Common Stock.

         As a condition of the Merger and the Offering, and as a material inducement to BMC, GP and Ironclad in completing the foregoing transactions, the undersigned hereby enters into this Lock-Up Agreement (this "Agreement") and agrees that during the period commencing on the closing date of the Merger and ending on the date which is twelve (12) months thereafter (the "LOCK-UP PERIOD"), the undersigned will not, directly or indirectly, through an
"affiliate" or "associate" (as such terms are defined in the General Rules and Regulations under the Securities Act of 1933, as amended (the "SECURITIES ACT")), family member or otherwise, (i) offer, sell, assign, transfer, pledge or otherwise dispose of, or transfer or grant any rights with respect thereto in any manner (either privately or publicly pursuant to Rule 144 of the General Rules and Regulations under the Securities Act, or otherwise) any shares of EUTA Common Stock or any other securities of EUTA (or any rights to receive shares of


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IRONCLAD PERFORMANCE WEAR CORPORATION
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EUTA Common  Stock or any other  securities  of EUTA,  or any shares of Ironclad
Capital Stock), including but not limited to any securities convertible or exchangeable into shares of EUTA Common Stock (or Ironclad Capital Stock) or options, warrants or other rights to acquire EUTA Common Stock (or Ironclad Capital Stock) beneficially owned (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("RULE 13D-3")) or controlled or held by the undersigned on the date hereof or hereafter acquired, controlled or held by the undersigned in connection with the Merger or in any other manner whatsoever (collectively the "EUTA LOCK-UP SHARES"), or (ii) enter into any hedging, swap, short sale or other similar transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the EUTA Lock-Up Shares, whether any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, during the Lock-Up Period.

         The undersigned hereby agrees to the placement of a legend on the certificates representing the EUTA Lock-Up Shares to indicate the restrictions on resale of the EUTA Lock-Up Shares imposed by this agreement and/or the entry of stop transfer orders with the transfer agent and the registrar of EUTA's securities against the transfer of the EUTA Lock-Up Shares except in compliance with this Agreement. In the case of any EUTA Lock-Up Shares for which the undersigned is the beneficial (as determined pursuant to Rule 13d-3) but not the record holder, the undersigned agrees to cause the record holder to authorize the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on its books and records with respect to such EUTA Lock-Up Shares.

         To the extent that the undersigned has any rights with respect to the registration of any EUTA Lock-Up Shares pursuant to any agreement with the Company, and to the extent that such agreement and the rights conferred thereunder may be inconsistent with the terms of this Agreement, the undersigned agrees that the terms of this Agreement shall govern.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. The undersigned acknowledges and agrees that the undersigned is delivering this Agreement for (and the rights hereunder shall inure to) the benefit of Ironclad, BMC, GP and each of their respective representatives, successors and assigns (in the case of Ironclad, including without limitation, EUTA after the effective time of the Merger), and that each of the foregoing parties may enforce each and all of the obligations hereunder.

         Any right of the undersigned to sell any portion of the EUTA Lock-Up Shares is subject at all times to compliance with all applicable state and Federal securities laws, rules and regulations.


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IRONCLAD PERFORMANCE WEAR CORPORATION
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         This Agreement represents the entire understanding  between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, letters of intent, representations, statements and writings between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of the party to be charged therewith.

         The undersigned understands that Ironclad, BMC and GP will rely upon this Agreement in proceeding toward consummation of the Merger and the Equity Financing.

                                                     Very truly yours,



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AGREED to and ACCEPTED as of the date hereof.

IRONCLAD PERFORMANCE WEAR CORPORATION



By:
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Name:
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Title:
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